Exhibit 10.14

THIRD AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT
UC Agreement Control No. 2006-04-0085

This Third Amendment to Exclusive License Agreement (“Third Amendment”), dated as of June 12, 2006, is made by and among The Regents of the University of California, a California corporation (“The Regents”), Medivation, Inc., a Delaware corporation (“Medivation”), and Medivation Prostate Therapeutics, Inc., a Delaware corporation and subsidiary of Medivation (“MPT”) (Medivation and MPT together “Licensee”).

BACKGROUND

A.	The Regents, Medivation and MPT are parties to an Exclusive License Agreement, dated as of August 12, 2005 (the “Exclusive License Agreement”), as amended on November 4, 2005 and May 8, 2006.
B.

The Regents and MPT are parties to a Nonexclusive Bailment and License Agreement dated October 27, 2005 (the “Nonexclusive Bailment”) that grants to MPT limited rights in a certain Field of Use to patent rights generally characterized as “Methods and Materials for Assessing Prostate Cancer Therapies” (UCLA Case No. 2003-279), which was made in the course of research at the University of California, Los Angeles by Charles L. Sawyers, Charlie D. Chen and Derek S. Welsbie, employees of The Regents. MPT now wishes to obtain broader nonexclusive rights to these patent rights in the United States and exclusive rights to these patent rights in certain countries and regions outside the United States in a different field of use. The Regents is willing to grant such rights. This Third Amendment is not intended to change the scope of rights granted under the Nonexclusive Bailment.

C.	Medivation as the parent corporation of MPT will benefit directly from the agreements made herein.
D.	The parties mutually intend to enter into this Third Amendment to amend the terms of the Exclusive License Agreement, as specified below.

THEREFORE, the parties hereby agree as follows:

1.	Paragraph 1.1 (“Regents’ Patent Rights”) is deleted and replaced with the following, which is amended to include “UC Case No. 2003-279-2” in the parenthetical at the end of the paragraph:
1.1

“Regents’ Patent Rights” means The Regents’ interest in the claims of the United States patents and patent applications, corresponding foreign patents and patent applications (requested under Paragraph 7.3 herein), and any reissues, extensions, substitutions, continuations, divisions, and continuation-in-part applications (but only those claims in the continuation-in-part applications that are entirely supported in the specification and entitled to the priority date of the parent application) based on the patent applications listed in Appendix A (UC Case Nos. 2003-279-2, 2004-129, 2005-438, 2006-260 and 2006-537).

2.

Paragraph 2.1 is deleted and replaced with the following, which is amended to grant nonexclusive rights in the United States and exclusive rights outside the United States to the patent rights covered by UC Case No 2003-279-2:

2.1

Subject to the limitations set forth in this Agreement, including the licenses granted to the United States Government and those reserved by HHMI set forth in the recitals and in Paragraph 2.2 and the rights reserved by The Regents in Paragraph 2.3, The Regents hereby grants to MPT an exclusive license (the “License”) under Regents’ Patent Rights, in jurisdictions where Regents’ Patent Rights exist, to make, have made, use, sell, offer for sale and import Licensed Products and to practice Licensed Methods in the Field of Use to the extent permitted by law; provided, however, that as to UC Case No 2003-279-2 only, the License shall be exclusive only in Australia, Canada, the European Union, Japan and New Zealand, and shall be non-exclusive in the United States.

3.

Appendix A (Regents’ Patent Rights) is deleted and replaced with the Appendix A attached to this Third Amendment, which is amended to include the patent applications to be filed under UC Case No. 2003-279-2 in Australia, Canada, the European Union, Japan, New Zealand and the United States.

4.

In consideration for the addition of the patent rights of UC Case No. 2003-279-2 to the Exclusive License Agreement, Licensee will pay to The Regents a fee of two thousand five hundred dollars ($2,500) within thirty (30) days of the Effective Date of this Third Amendment.  In addition, Licensee will pay a one-time milestone fee of twenty-five thousand dollars ($25,000) upon issuance of the first patent under UC Case No. 2003-279-2 in Australia, Canada, the European Union, Japan or New Zealand that would cover a Licensed Product.

5.	Article 7 (Patent Filing, Prosecution and Maintenance) is amended to include a new Paragraph 7.7:
7.7

Notwithstanding the foregoing provisions in this Article 7, Licensee is not obligated to reimburse costs incurred prior to and during the term of this Agreement in the preparation, filing, prosecution and maintenance of patent applications and patents pertaining to the United States patent rights of UC Case No. 2003-279-2 within Regents’ Patent Rights. Further, The Regents has no obligation to prosecute or maintain the United States patent rights of UC Case No. 2003-279-2 within Regents’ Patent Rights. If The Regents elects to abandon the United States patent rights of UC Case No. 2003-279-2 within Regents’ Patent Rights, then the consideration due to The Regents under this Agreement shall remain the same.

6.	Except for the amendments specifically referenced above, all other terms of the Exclusive License Agreement shall remain unchanged and in full force and effect.

The Regents, Medivation and MPT have executed this Amendment in duplicate originals by their authorized officers on the dates written below:

MEDIVATION, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By	/s/ C. Patrick Machado	By	/s/ Claire T. Wake

Name	C. Patrick Machado	Name	Claire T. Wake, Ph.D.
Title	Senior Vice President and CFO	Title	Assistant Director, Licensing

Date	10 Jul 106	Date	June 13, 2006

MEDIVATION PROSTATE THERAPEUTICS, INC

By	/s/ C. Patrick Machado

Name	C. Patrick Machado
Title	Senior Vice President and CFO

Date	10 Jul 106

APPENDIX A
(Third Amendment)

REGENTS’ PATENT RIGHTS

UC Case No. 2003-279-2

Australian Patent Application No. [TBD] to be filed

Canadian Patent Application No. [TBD] to be filed

European Patent Application No. [TBD] to be filed

Japanese Patent Application No. [TBD] to be filed

New Zealand Patent Application No. [TBD] to be filed

United States Patent Application No. [TBD] to be filed

All of the above based on PCT Patent Application No. US04/42221 “Method and Materials for Assessing Prostate Cancer Therapies,” filed December 16, 2004 and assigned to The Regents. The inventors are Charles L. Sawyers, an employee of the Howard Hughes Medical Institute (“HHMI”) and a member of the faculty of The Regents, and Charlie D. Chen and Derek S. Welsbie, employees of The Regents.

UC Case No. 2004-129

PCT Patent Application No. US05/05529 “Methods and Materials for Assessing Prostate Cancer Therapies and Compounds,” filed February 23, 2005, based on US Provisional Patent Application No. 60/547,101 filed February 24, 2004 and assigned to The Regents. The inventors are Michael E. Jung, Samedy Ouk, Charlie D. Chen and Derek Welsbie, employees of The Regents, and Charles L. Sawyers, an employee of the Howard Hughes Medical Institute (“HHMI”) and a member of the faculty of The Regents.

UC Case No. 2005-438

US Provisional Patent Application No. 60/680,835 “Novel Androgen Receptor Inhibitors with Minimal Agonistic Activities,” filed May 13, 2005 and assigned to The Regents.  The inventors are Michael E. Jung, Samedy Ouk, Charlie D. Chen and Derek Welsbie, employees of The Regents, and Charles L. Sawyers, an employee of the Howard Hughes Medical Institute (“HHMI”) and a member of the faculty of The Regents.  This application, together with the patent application pertaining to UC Case No. 2004-129, cover the compounds identified as RD1 through RD138, inclusive, on Exhibit A attached to the First Amendment.

PCT Patent Application No. PCT/US06/11417 (also includes UC Case Nos. 2006-260 & 2006-537) titled “Diarylthiohydantoin Compounds” was filed March 29, 2006 and assigned to The Regents.  The inventors are Michael E. Jung, Samedy Ouk, Charlie D. Chen, Derek Welsbie and Dongwon Yoo, employees of The Regents, and Charles L. Sawyers, an employee of Howard Hughes Medical Institute (“HHMI”) and a member of the faculty of the University of California, Los Angeles, and John Wongvipat and Chris Tran, employees of HHMI.

UC Case No. 2006-260

US Provisional Patent Application No. 60/750,351 filed December 15, 2005 and US Provisional Patent Application No. 60/756,552 filed January 6, 2006, both titled “Selected Diarylthiohydantoin Compounds,” filed January 6, 2006 (both were subsequently rolled into PCT Patent Application No. PCT/US06/11417), and both assigned to The Regents.  The inventors are Michael E. Jung, Samedy Ouk and Charlie D. Chen, employees of The Regents, and Charles L. Sawyers, an employee of the Howard Hughes Medical Institute (“HHMI”) and a member of the faculty of The Regents, and John Wongvipat and Chris Tran, employees of HHMI.

UC Case No. 2006-537

US Provisional Patent Application No. 60/786,837 “Diarylthiohydantoin Compounds” filed March 29, 2006 and assigned to The Regents. (This invention was also filed as part of PCT Patent Application No. PCT/US06/11417, listed under UC Case No. 2005-438 above).  The inventors are Michael E. Jung and Dongwon Yoo, employees of The Regents, and Charles L. Sawyers, an employee of Howard Hughes Medical Institute (“HHMI”) and a member of the faculty of the University of California, Los Angeles, and Chris Tran, an employee of HHMI.